                                      Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
                                                www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

April 23, 2008

News Media & Financial Analyst Contact:
Alan J. Bedner, EVP
Chief Financial Officer
(908) 713-4308

Unity Bancorp Reports First Quarter Results

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $1.2 million, or $0.18 per diluted share, for the quarter ended March 31, 2008, compared to net income of $680 thousand, or $0.10 per diluted share, for the quarter ended December 31, 2007 and $1.5 million, or $0.20 per diluted share, for the quarter ended March 31, 2007.  Return on average assets and average common equity for the first quarter of 2008 were 0.65% and 10.50%, respectively, compared to 0.38% and 5.77%, respectively for the fourth quarter of 2007, and 0.87% and 12.74%, respectively, for the first quarter of 2007.  Results for December 31, 2007 include a $404 thousand after tax expense, or $0.06 per share, for the impairment of Federal Home Loan Mortgage Corporation perpetual preferred securities.

Total assets at March 31, 2008, were $807.9 million, an 18.6% increase from March 31, 2007.  The increase in assets from the prior year was due to growth in the Company’s earning assets.  Total loans at March 31, 2008, were $602.9 million, a 16.9% increase from March 31, 2007.  The growth in the loan portfolio occurred in all product lines.  The SBA portfolio grew $17.8 million, or 23.0% from a year ago, in part due to the Company’s previously announced strategy to hold more loans for long term investment.

“I am very pleased with our robust growth this quarter, as we continue to increase our market share in a challenging environment,” said Unity President and Chief Executive Officer, James A. Hughes.  “With the Federal Reserve’s recent reduction in interest rates I am extremely optimistic that our net interest margin will expand throughout the remainder of the year.”

At March 31, 2008, the allowance for loan losses was $8.7 million, or 1.43% of total loans, compared to 1.50% of total loans at March 31, 2007.  Nonperforming assets at March 31, 2008, were $4.4 million, or 0.73% of total loans and other real estate owned (OREO), a decline of $2.4 million, compared to nonperforming assets of $6.8 million or 1.31% of total loans and OREO at March 31, 2007.  The Company has reviewed its portfolio and determined that is does not have significant exposure to subprime loans.

“We continue to be pleased with the performance of our loan portfolio in the current economic environment”, said Mr. Hughes.  “We have had a substantial decline in nonaccrual assets from the prior year and continue to aggressively manage the collections process.”

Total deposits at March 31, 2008, were $642.3 million, an 18.6% increase from March 31, 2007.  This increase was primarily the result of growth in time deposit and demand deposit accounts, partially offset by the decline in savings and interest-bearing checking deposits.  Demand deposits grew $5.0 million, or 6.6% from March 31, 2007.  Time deposits increased $134.9 million, or 83.5% from March 31, 2007.

Total shareholders’ equity was $47.9 million at March 31, 2008, consistent with March 31, 2007, due to an increase in retained profits of the Company offset by the purchase of 380 thousand shares of common stock.  The Company does not anticipate additional purchases of shares for the foreseeable future, as retained profits will be used for future growth.

Net interest income was $6.6 million for the first quarter of 2008, an increase of 10.2% compared to the same period a year ago.  Net interest income was primarily benefited by an increase in interest-earning assets offset by a decline in net interest margin.  Net interest margin was 3.64% for the first quarter of 2008, compared to 3.75% for the first quarter of 2007.  Due to the recent decline in short-term interest rates, the Company expects that the net interest margin will expand in 2008.

The provision for loan losses for the first quarter of 2008 was $450 thousand, compared to $200 thousand for the first quarter of 2007.  Net loan charge-offs for the quarter ended March 31, 2008 were $183 thousand, compared to net loan charge-offs of $67 thousand for the quarter ended March 31, 2007.

Total noninterest income for the first quarter of 2008 was $1.5 million, down 13.3%, from the same period a year ago.  Gains on sales of SBA loans amounted to $576 thousand for the first quarter of 2008, compared to $679 thousand for the quarter ended March 31, 2007, reflecting lower premiums on loans sold due to current market conditions.  Service charges on deposits for the first quarter of 2008 were $320 thousand, a decrease of 8.3% compared to the first quarter of 2007, primarily due to the acceleration of the electronic clearing of checks under “Check 21.”  Service and loan fees were $300 thousand for the first quarter of 2008, a decrease of $66 thousand from a year ago.

Total noninterest expenses for the fourth quarter of 2008 were $5.8 million, an increase of 6.5% from the prior year’s comparable quarter.  Compensation and benefits expense increased 9.0% due to the increased staffing associated with branch expansion, the rollout of the Bank’s National SBA program and annual cost of living increases.  Professional fees increased due to additional expenses associated with the implementation of Sarbanes Oxley.

As of March 31, 2008, the Company’s Tier I leverage capital ratio was 8.06%, Tier I risk-based capital ratio was 9.68%, and total risk-based capital ratio was 10.93%.  All regulatory capital ratios exceeded the well-capitalized, federal capital adequacy requirements as of March 31, 2008.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $808 million in assets and $642 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 16 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com, or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc.
Consolidated Financial Highlights
(Dollars in thousands, except per share data)

				Mar. 08 vs.
BALANCE SHEET DATA:	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007	Dec. 07	Mar. 07
Assets	$807,874	$752,196	$681,302	7.4%	18.6%
Deposits	642,282	601,268	541,399	6.8	18.6
Loans	602,943	590,132	515,562	2.2	16.9
Securities	114,348	98,591	100,915	16.0	13.3
Shareholders' equity	47,896	47,260	47,825	1.3	0.1
Allowance for loan losses	8,650	8,383	7,757	3.2	11.5

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	$1,870	$922	$2,081	102.8%	(10.1)%
Federal and state income tax provision	626	242	630	158.7	(0.6)
Net income	1,244	680	1,451	82.9	(14.3)
Per share-basic	0.18	0.10	0.21	80.0	(14.3)
Per share-diluted	0.18	0.10	0.20	80.0	(10.0)
Return on average assets	0.65%	0.38%	0.87%	71.1	(25.3)
Return on average common equity	10.50	5.77	12.74	82.0	(17.6)
Efficiency ratio	71.95	74.07	70.46	(2.9)	2.1

SHARE INFORMATION:
Closing price per share	$7.85	$8.50	$11.30	(7.6)%	(30.5)%
Cash dividends declared	0.05	0.05	0.05	-	-
Book value per share	7.10	7.03	6.84	1.0	3.8
Average diluted shares outstanding (QTD)	6,925	6,979	7,301	(0.8)	(5.1)

CAPITAL RATIOS:
Total equity to total assets	5.93%	6.28%	7.02%	(5.6)%	(15.5)%
Tier I capital to average assets (leverage)	8.06	8.25	9.24	(2.3)	(12.7)
Tier I capital to risk-adjusted assets	9.68	9.81	11.43	(1.3)	(15.3)
Total risk-based capital	10.93	11.06	14.21	(1.2)	(23.1)

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$4,408	$5,567	$6,771	(20.8)%	(34.9)%
Net charge offs to average loans (QTD)	0.12%	0.24%	0.05%	(50.0)	140.0
Allowance for loan losses to total loans	1.43	1.42	1.50	0.7	(4.7)
Nonperforming assets to total loans and OREO	0.73	0.94	1.31	(22.3)	(44.3)

Unity Bancorp, Inc.
Consolidated Balance Sheets
(In thousands)				Mar. 08 vs.
	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007	Dec. 07	Mar. 07
ASSETS
Cash and due from banks	$19,698	$14,336	$15,697	37.4%	25.5%
Federal funds sold and interest bearing deposits	44,042	21,976	23,417	100.4	88.1
Securities:
Available for sale	79,726	64,855	62,794	22.9	27.0
Held to maturity	34,622	33,736	38,121	2.6	(9.2)
Total securities	114,348	98,591	100,915	16.0	13.3
Loans:
SBA - Held for sale	23,632	24,640	9,298	(4.1)	154.2
SBA - Held to Maturity	71,798	68,875	68,314	4.2	5.1
Commercial	372,695	365,786	318,905	1.9	16.9
Residential mortgage	76,734	73,697	63,615	4.1	20.6
Consumer	58,084	57,134	55,430	1.7	4.8
Total loans	602,943	590,132	515,562	2.2	16.9
Less: Allowance for loan losses	8,650	8,383	7,757	3.2	11.5
Net loans	594,293	581,749	507,805	2.2	17.0
Goodwill and other intangibles	1,585	1,588	1,599	(0.2)	(0.9)
Premises and equipment, net	12,067	12,102	11,525	(0.3)	4.7
Accrued interest receivable	4,131	3,994	3,594	3.4	14.9
Loan servicing asset	1,990	2,056	2,261	(3.2)	(12.0)
Bank Owned Life Insurance	5,622	5,570	5,421	0.9	3.7
FHLB/ACBB Stock	4,170	4,395	3,403	(5.1)	22.5
Other assets	5,928	5,839	5,665	1.5	4.6
Total Assets	$807,874	$752,196	$681,302	7.4%	18.6%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand deposits	$80,960	$70,601	$75,928	14.7%	6.6%
Interest-bearing deposits:
Interest bearing checking	76,256	78,020	89,313	(2.3)	(14.6)
Savings	188,628	196,388	214,636	(4.0)	(12.1)
Time, under $100,000	211,739	168,244	105,724	25.9	100.3
Time, $100,000 and over	84,699	88,015	55,798	(3.8)	51.8
Total deposits	642,282	601,268	541,399	6.8	18.6
Borrowed funds and subordinated debentures	110,465	100,465	89,744	10.0	23.1
Accrued interest payable	794	635	523	25.0	51.8
Accrued expenses and other liabilities	6,437	2,568	1,811	150.7	255.4
Total liabilities	759,978	704,936	633,477	7.8	20.0
Commitments and Contingencies	-	-	-
Shareholders' equity:
Common stock, no par value, 12,500 shares authorized	49,600	49,447	44,677	0.3	11.0
Retained earnings	3,379	2,472	4,067	36.7	(16.9)
Treasury stock at cost	(4,169)	(4,169)	(242)	-	1,622.7
Accumulated other comprehensive loss, net of tax	(914)	(490)	(677)	86.5	35.0
Total shareholders' equity	47,896	47,260	47,825	1.3	0.1
Total Liabilities and Shareholders' Equity	$807,874	$752,196	$681,302	7.4%	18.6%

COMMON SHARES AT PERIOD END:
Issued	7,151	7,131	7,019
Outstanding	6,747	6,727	6,995
Treasury	404	404	24
N/M= Not meaningful

Unity Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
				Mar. 08 vs.
FOR THE THREE MONTHS ENDED:	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007	Dec. 07	Mar. 07
INTEREST INCOME
Fed funds sold and interest on deposits	$180	$195	$262	(7.7)%	(31.3)%
FHLB/ACBB Stock	100	78	58
Securities:
Available for sale	875	835	722	4.8	21.2
Held to maturity	437	443	540	(1.4)	(19.1)
Total securities	1,312	1,278	1,262	2.7	4.0
Loans:
SBA	2,328	2,307	2,340	0.9	(0.5)
Commercial	6,735	6,772	5,988	(0.5)	12.5
Residential mortgage	1,079	1,093	888	(1.3)	21.5
Consumer	901	934	904	(3.5)	(0.3)
Total loan interest income	11,043	11,106	10,120	(0.6)	9.1
Total interest income	12,635	12,657	11,702	(0.2)	8.0
INTEREST EXPENSE
Interest bearing demand deposits	366	448	552	(18.3)	(33.7)
Savings deposits	1,349	1,776	2,171	(24.0)	(37.9)
Time deposits	3,220	3,089	1,970	4.2	63.5
Borrowed funds and subordinated debentures	1,065	997	990	6.8	7.6
Total interest expense	6,000	6,310	5,683	(4.9)	5.6
Net interest income	6,635	6,347	6,019	4.5	10.2
Provision for loan losses	450	550	200	(18.2)	125.0
Net interest income after provision for loan losses	6,185	5,797	5,819	6.7	6.3
NONINTEREST INCOME
Service charges on deposit accounts	320	357	349	(10.4)	(8.3)
Service and loan fee income	300	433	366	(30.7)	(18.0)
Gain on SBA loan sales	576	580	679	(0.7)	(15.2)
Gain on sales of other loans	-	-	-	-	(100.0)
Bank owned life insurance	51	50	49	2.0	4.1
Net securities (loss) gains	70	(603)	10	100.0	100.0
Other income	138	236	226	(41.5)	(38.9)
Total noninterest income	1,455	1,053	1,679	38.2	(13.3)
NONINTEREST EXPENSES
Compensation and benefits	3,220	2,952	2,955	9.1	9.0
Processing and communications	570	675	550	(15.6)	3.6
Occupancy, net	701	761	673	(7.9)	4.2
Furniture and equipment	388	462	400	(16.0)	(3.0)
Professional fees	198	184	136	7.6	45.6
Loan servicing costs	102	161	90	(36.6)	13.3
Advertising	62	145	94	(57.2)	(34.0)
Other	529	588	519	(10.0)	1.9
Total noninterest expenses	5,770	5,928	5,417	(2.7)	6.5
Income before taxes	1,870	922	2,081	102.8	(10.1)
Federal and state income tax provision	626	242	630	158.7	(0.6)
Net Income	$1,244	$680	$1,451	82.9%	(14.3)%

Net Income Per Common Share-Basic	$0.18	$0.10	$0.21	80.0%	(14.3)%
Net Income Per Common Share-Diluted	$0.18	$0.10	$0.20	80.0%	(10.0)%

AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,739	6,769	6,976
Diluted	6,925	6,979	7,301

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)
	Three Months Ended
	March 31, 2008			December 31, 2007
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits with banks	$22,925	$180	3.16%	$17,961	$195	4.31%
FHLB/ACBB Stock	4,174	100	9.64	3,786	78	8.17
Securities:
Available for sale	70,757	908	5.13	67,765	875	5.16
Held to maturity	34,147	455	5.33	35,157	461	5.25
Total securities	104,904	1,363	5.20	102,922	1,336	5.19
Loans, net of unearned discount:
SBA	98,614	2,328	9.44	90,120	2,307	10.24
Commercial	372,343	6,735	7.28	362,512	6,772	7.41
Residential mortgage	74,341	1,079	5.81	74,057	1,093	5.90
Consumer	57,482	901	6.30	56,421	934	6.57
Total loans	602,780	11,043	7.36	583,110	11,106	7.57
Total interest-earning assets	734,783	12,686	6.93	707,779	12,715	7.10
Noninterest-earning assets:
Cash and due from banks	14,991			14,518
Allowance for loan losses	(8,690)			(8,499)
Other assets	30,304			29,130
Total noninterest-earning assets	36,605			35,149
Total Assets	$771,388			$742,928

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$78,999	366	1.86	$81,759	448	2.17
Savings deposits	190,574	1,349	2.85	195,241	1,776	3.61
Time deposits	276,426	3,220	4.69	253,790	3,089	4.83
Total interest-bearing deposits	545,999	4,935	3.64	530,790	5,313	3.97
Borrowed funds and subordinated debentures	100,850	1,065	4.25	86,826	997	4.56
Total interest-bearing liabilities	646,849	6,000	3.73	617,616	6,310	4.05
Noninterest-bearing liabilities:
Demand deposits	74,709			76,406
Other liabilities	2,191			2,267
Total noninterest-bearing liabilities	76,900			78,673
Shareholders' equity	47,639			46,639
Total Liabilities and Shareholders' Equity	$771,388			$742,928

Net interest spread		6,686	3.20%		6,405	3.05%
Tax-equivalent basis adjustment		(51)			(58)
Net interest income		$6,635			$6,347

Net interest margin			3.64%			3.62%

Unity Bancorp, Inc.
Consolidated Average Balance Sheets
with Resultant Interest and Rates
(Tax-equivalent basis, dollars in thousands)
	Three Months Ended
	March 31, 2008			March 31, 2007
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits with banks	$22,925	$180	3.16%	$20,650	$262	5.15%
FHLB/ACBB Stock	4,174	100	9.64	2,748	58	8.56
Securities:
Available for sale	70,757	908	5.13	62,157	734	4.72
Held to maturity	34,147	455	5.33	42,287	558	5.28
Total securities	104,904	1,363	5.20	104,444	1,292	4.95
Loans, net of unearned discount:
SBA	98,614	2,328	9.44	81,783	2,340	11.44
Commercial	372,343	6,735	7.28	318,638	5,988	7.62
Residential mortgage	74,341	1,079	5.81	62,903	888	5.65
Consumer	57,482	901	6.30	53,419	904	6.86
Total loans	602,780	11,043	7.36	516,743	10,120	7.91
Total interest-earning assets	734,783	12,686	6.93	644,585	11,732	7.34
Noninterest-earning assets:
Cash and due from banks	14,991			12,228
Allowance for loan losses	(8,690)			(7,877)
Other assets	30,304			29,495
Total noninterest-earning assets	36,605			33,846
Total Assets	$771,388			$678,431

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$78,999	366	1.86	$97,570	552	2.29
Savings deposits	190,574	1,349	2.85	210,879	2,171	4.18
Time deposits	276,426	3,220	4.69	170,508	1,970	4.69
Total interest-bearing deposits	545,999	4,935	3.64	478,957	4,693	3.97
Borrowed funds and subordinated debentures	100,850	1,065	4.25	75,133	990	5.34
Total interest-bearing liabilities	646,849	6,000	3.73	554,090	5,683	4.16
Noninterest-bearing liabilities:
Demand deposits	74,709			75,222
Other liabilities	2,191			2,927
Total noninterest-bearing liabilities	76,900			78,149
Shareholders' equity	47,639			46,192
Total Liabilities and Shareholders' Equity	$771,388			$678,431

Net interest spread		6,686	3.20%		6,049	3.18%
Tax-equivalent basis adjustment		(51)			(30)
Net interest income		$6,635			$6,019
Net interest margin			3.64%			3.75%

Unity Bancorp, Inc.
Allowance for Loan Losses and Loan Quality Schedules
(Dollars in thousands)

	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of quarter	$8,383	$8,183	$7,997	$7,757	$7,624
Provision charged to expense	450	550	450	350	200
	8,833	8,733	8,447	8,107	7,824
Less: Charge offs
SBA	264	260	270	124	116
Commercial	-	126	24	5	-
Residential mortgage	25	-	-	-	-
Consumer	6	20	28	-	2
Total Charge Offs	295	406	322	129	118
Add: Recoveries
SBA	60	53	41	12	41
Commercial	2	3	7	2	6
Residential mortgage	-	-	-	-	-
Consumer	50	-	10	5	4
Total Recoveries	112	56	58	19	51
Net Charge Offs	183	350	264	110	67
Balance, end of quarter	$8,650	$8,383	$8,183	$7,997	$7,757

LOAN QUALITY INFORMATION:
Nonperforming loans	$4,142	$5,461	$4,185	$4,611	$6,515
Other real estate owned, net	266	106	134	366	256
Nonperforming assets	$4,408	$5,567	$4,319	$4,977	$6,771

Loans 90 days past due and still accruing	$546	$155	$340	$167	$145

Allowance for loan losses to:
Total loans at period end	1.43%	1.42%	1.44%	1.48%	1.50%
Nonperforming loans	208.84	153.49	195.53	173.43	119.06
Nonperforming assets	196.23	150.57	189.47	160.68	114.56
Net charge offs to average loans (QTD)	0.12	0.24	0.19	0.08	0.05
Net charge offs to average loans (YTD)	0.12	0.14	0.11	0.07	0.05
Nonperforming loans to total loans	0.69	0.93	0.74	0.85	1.26
Nonperforming assets to total loans and OREO	0.73	0.94	0.76	0.92	1.31

Unity Bancorp, Inc.
Quarterly Financial Data
	03/31/08	12/31/07	09/30/07	06/30/07	03/31/07
SUMMARY OF INCOME (in thousands) :
Interest income	$12,635	$12,657	$12,566	$11,975	$11,702
Interest expense	6,000	6,310	6,593	5,888	5,683
Net interest income	6,635	6,347	5,973	6,087	6,019
Provision for loan losses	450	550	450	350	200
Net interest income after provision	6,185	5,797	5,523	5,737	5,819
Noninterest income	1,455	1,053	1,460	1,748	1,679
Noninterest expense	5,770	5,928	5,501	5,267	5,417
Income before income taxes	1,870	922	1,482	2,218	2,081
Federal and state income tax provision	626	242	430	676	630
Net Income	1,244	680	1,052	1,542	1,451
Net Income per Common Share:
Basic	$0.18	$0.10	$0.15	$0.22	$0.21
Diluted	0.18	0.10	0.15	0.21	0.20
COMMON SHARE DATA:
Cash dividends declared	$0.05	$0.05	$0.05	$0.05	$0.05
Book value at quarter end	7.10	7.03	6.94	6.87	6.84
Market value at quarter end	7.85	8.50	11.08	11.45	11.30
Average common shares outstanding: (000's)
Basic	6,739	6,769	6,871	6,985	6,976
Diluted	6,925	6,979	7,107	7,295	7,301
Common shares outstanding at period end (000's)	6,747	6,727	6,813	7,002	6,995
OPERATING RATIOS:
Return on average assets	0.65%	0.38%	0.57%	0.89%	0.87%
Return on average common equity	10.50	5.77	8.89	13.14	12.74
Efficiency ratio	71.95	74.07	74.23	67.22	70.46
BALANCE SHEET DATA (in thousands):
Assets	$807,874	$752,196	$746,821	$732,403	$681,302
Deposits	642,282	601,268	612,215	596,093	541,399
Loans	602,943	590,132	567,597	541,385	515,562
Shareholders' equity	47,896	47,260	47,261	48,242	47,825
Allowance for loan losses	8,650	8,383	8,183	7,997	7,757
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.93%	7.10%	7.16%	7.28%	7.31%
Interest-bearing liabilities	3.73	4.05	4.27	4.15	4.16
Net interest spread	3.20	3.05	2.89	3.13	3.15
Net interest margin	3.64	3.62	3.44	3.71	3.75
CREDIT QUALITY:
Nonperforming assets (in thousands)	$4,408	$5,567	$4,319	$4,977	$6,771
Allowance for loan losses to period-end loans	1.43%	1.42%	1.44%	1.48%	1.50%
Net charge offs to average loans	0.12	0.24	0.19	0.08	0.05
Nonperforming assets to loans and OREO	0.73	0.94	0.76	0.92	1.31
CAPITAL AND OTHER:
Total equity to assets	5.93%	6.28%	6.33%	6.59%	7.02%
Tier I capital to average assets (leverage)	8.06	8.25	8.37	9.21	9.24
Tier I capital to risk-adjusted assets	9.68	9.81	10.51	11.07	11.43
Total capital to risk-adjusted assets	10.93	11.06	11.76	13.72	14.21
Number of banking offices	17	17	16	15	15
Number of ATMs	20	20	19	18	18
Number of employees	188	201	197	195	179